Exhibit 5.1

Nicole C. Brookshire

T: +1 617 937 2357

nbrookshire@cooley.com

March 9, 2017

Rapid7, Inc.

100 Summer Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel to Rapid7, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 2,127,734 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), including (i) 1,702,187 shares (the “2015 EIP Shares”) pursuant to the Company’s 2015 Equity Incentive Plan (the “2015 EIP”) and (ii) 425,547 shares (the “2015 ESPP Shares”) pursuant to the Company’s 2015 Employee Stock Purchase Plan (the “2015 ESPP,” and collectively with the 2015 EIP, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectuses included therein, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2015 EIP Shares, when sold and issued in accordance with the 2015 EIP, and the 2015 ESPP Shares, when sold and issued in accordance with the 2015 ESPP, and in each case when sold and issued in accordance with the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Rapid7, Inc.

March 9, 2017

Page Two

Sincerely,

Cooley LLP

By:	/s/ Nicole C. Brookshire
Nicole C. Brookshire